Exhibit 99.2

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EDITED TRANSCRIPT

SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: DECEMBER 17, 2015 / 04:00PM GMT

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. - Chairman & CEO

Mike Cockrell Sanderson Farms, Inc. - Treasurer & CFO

Lampkin Butts Sanderson Farms, Inc. - President & COO

CONFERENCE CALL PARTICIPANTS

Tom Palmer JPMorgan - Analyst

Farha Aslam Stephens Inc. - Analyst

Michael Piken Cleveland Research Company - Analyst

Ken Zaslow BMO Capital Markets - Analyst

Jason Fraprie Goldman Sachs - Analyst

Francesco Pellegrino Sidoti & Company - Analyst

Brett Hundley BB&T Capital Markets - Analyst

Andrew Hendel Beach Point Capital Management - Analyst

Jeremy Scott CLSA Americas, LLC - Analyst

PRESENTATION

Operator

Good day and welcome to the Sanderson Farms fourth-quarter 2015 conference call. Today’s call is being recorded.

At this time for opening remarks and introductions I’d like to turn the call over to Mr. Joe Sanderson. Please go ahead.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning and welcome to Sanderson Farms fourth-quarter and year-end conference call.

This morning we reported net income of $27.4 million or $1.22 per share for our fourth fiscal quarter of 2015. During the fourth quarter of last year, we made $93.1 million, or $4.04 per share. For the year ended October 31, 2015, we reported net income of $216 million, or $9.52 per share.

For fiscal 2014 we reported net income of $249 million, or $10.80 per share.

If you did not receive a copy of the release and accompanying financial summary they are available on our website at www.sandersonfarms.com. Before we continue I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Thank you, Joe, and good morning everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the Company. Examples of forward-looking statements include statements about future earnings, capital expenditures, supply and demand factors, production levels, grain cost, poultry prices and general economic conditions.

The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our press release and in our annual report on Form 10-K which was filed this morning for our fiscal year ended October 31.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

All forward-looking statements speak only as of today and are based on our current expectations, beliefs and assumptions and those could change quickly based on the many external factors affecting our business. And we undertake no obligation to update or to revise our forward-looking statements.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Fiscal 2015 was a successful year for Sanderson Farms. Overall poultry markets decreased for the year compared to fiscal 2014 but grain cost and flocks sold were substantially lower for the fourth quarter and the full fiscal year compared to last year.

Our net sales for the full year of $2.8 billion, a 1% increase over fiscal 2014, was another record for our Company. We completed construction of our new Palestine, Texas plant. We made progress on sales at our prepared foods division.

We finished the year in a competitive position in our industry. And our managers earned both EPS and Agristat’s bonuses.

Our 2015 financial results allowed us to complete construction of our Palestine complex, continued to strengthen our balance sheet, pay a special dividend to our shareholders and put us in a position to begin construction of our new complex in St. Pauls, North Carolina. We reduced long-term debt by $10 million during the year and ended the year with no long-term debt. While we have room to improve our performance I am grateful for the efforts of our growers and employees during this past fiscal year and look forward to working with them to capture the opportunities available to us during the coming year.

With that introduction I’ll ask Lampkin and Mike to provide details on the quarter. And I will return after they finish to discuss our focus during fiscal 2016 and answer your questions.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Thank you, Joe. As Joe said overall market prices for chicken declined during the year but we benefited from significantly lower grain costs for the year. The average Georgia dock price during our fourth quarter was approximately 1.2% higher than last year’s fourth quarter, averaging $1.15 per pound for the quarter.

For the year the Georgia dock averaged $1.15 per pound which represented a 5.6% increase over the $1.09 per pound average during fiscal 2014. The Georgia dock price is currently $1.13 per pound. Retail grocery demand remained strong as chicken continues to compete against relatively high-priced beef and improving economic conditions increases the demand for protein.

Bulk leg quarter prices were approximately 53.3% lower during the quarter compared to last year’s fourth quarter and for the full year were lower by 31.5% compared to 2014. Urner Barry quoted market prices for leg quarters averaged $0.21 per pound during the fourth quarter and $0.31 for the year but realized prices were lower than that.

Total industry export volume through October was lower by 15% compared to 2014 and it seems every possible headwind remains for export markets. The strong US dollar, lower oil prices, avian influenza-related bans and politics are all negatively affecting export demand. Market prices for boneless breast during our fourth quarter were lower by 29.5% when compared to the fourth-quarter a year ago.

The quoted market price for boneless averaged $1.28 per pound during the fourth quarter and $1.42 per pound for the fiscal year. Boneless prices have weakened substantially since October and the Urner Barry market price for boneless breast is currently $1.09 per pound. This weakness is a result of an oversupply of meat in the big bird markets.

The industry produced 4% more pounds of chicken in 2015 through October while at the same time domestic availability grew by 4.1% as a result of the decrease in the number of pounds exported. As a result, pounds available for domestic consumption grew by over 8% through October and that supply was too much for the domestic market to absorb. Market prices weakened as a result.

Jumbo wing prices during our fourth quarter averaged $1.48 per pound, down 1.3% from the average of $1.50 per pound during last year’s fourth quarter. For the year jumbo wing prices were higher by 26.9% from an average of $1.20 per pound during fiscal 2014 to an average of $1.52 per pound during fiscal 2015. The current Urner Barry quote for jumbo wings is $1.48 per pound.

When you roll all of this together our average sales price for poultry products during the full fiscal year was lower by $0.095 per pound compared to last year decreasing 11% for the year ended October 31 when compared to the year ended October 31, 2014. This decrease in our average sales price for chicken offset by a $0.054 per pound decrease in our feed cost and broilers processed contributed to a decline in operating margins in our chicken business this fiscal year compared to last year’s near-record margins.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Our cash cost for grain delivered to our feed mills during this year’s fourth quarter were lower than last year’s fourth quarter. Prices paid for corn during our fourth quarter were flat with last year’s fourth quarter while soybean meal prices were lower by 21%. For the year we paid $145 million less for feed grains when compared to fiscal 2014.

Our feed cost per pound and broiler flocks processed were lower by $0.053 or 16.6% during this year’s fourth quarter compared to a year ago. For the year feed cost and broilers processed were lower by $0.054 per pound, 16.2%.

Like Joe I’m grateful for everyone associated with Sanderson Farms, employees, growers, customers and vendors and look forward to the new year. At this point I will turn the call over to Mike for a discussion of the quarter’s financial results.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Thank you Lamp. Our financial performance during our fourth fiscal quarter and for the year reflects another successful year for Sanderson Farms. Our net sales for the quarter totaled $679.6 million and that’s down from $760.9 million for the same quarter last year.

The decrease in net sales for the quarter reflects a 24.5% decrease in our average sales price for poultry products compared to last year and that was offset by an increase in poultry pounds sold of 16.1%. Our cost of sales of poultry products for the quarter ended October 31 increased 2.6%, reflecting the 16.1% increase in poultry pounds sold offset by a 16.6% decrease in the cost of feed and broilers processed.

For the fiscal year our net sales totaled $2.803 billion and that’s up 1% from $2.775 billion in fiscal 2014. Cost of sales for the year increased 2.6% compared to last year and totaled $2.312 billion. Our average sales price for poultry products sold during fiscal 2015 was down 11% compared to last year but the average cost per pound in our poultry business decreased $0.066 or 9.5% compared to last year and that reflects lower grain cost.

For the year, feed grain costs comprised 45% of our COGS and that compares to 48.5% last year. In our prepared chicken business for the year we sold 14.4 million more pounds than last year and that’s a 19% increase and we realized $0.036 per pound more and that is a 1.8% increase. During this year’s fourth quarter we processed 912.9 million pounds of poultry and we sold 896 million pounds.

We processed 3.44 billion pounds for the full fiscal year and we sold 3.42 billion. For those of you modeling fiscal 2016, we currently expect to process 3.6 billion pounds of dressed poultry next year which would represent a 4.8% increase in pounds of process compared to fiscal 2015. If we run our plants as expected, those pounds would be processed as follows: 807.8 million in Q1, 892.7 million in Q2, 930 million in Q3 and 974.8 million in Q4.

Of course these estimates are subject to change as a result of weather, change in our target live weights, market conditions and other factors. SG&A expenses for fiscal 2015 were up $16.1 million compared to last year, due primarily to an increase in administrative salaries and an increase in the amortization of equity compensation stock awards. For fiscal 2016, we are modeling $122 million for SG&A which is a $33 million reduction from 2015 but this estimate includes no accruals under our bonus compensation plans or the ESOP.

Management will consider the probability of any bonus compensation as we move through the year and we’ll adjust this estimate accordingly. Estimated SG&A expenses for fiscal 2016 includes startup associated with the new St. Pauls complex and we estimate that startup cost to be $630,000 in Q1, $1.5 million in Q2, $2.2 million in Q3 and $2.8 million in Q4. We estimate SG&A expenses will break out by $29.5 million in the first quarter, $29.9 million in the second quarter, $30.7 million in Q3 and $31.8 million in the last quarter.

At the end of our fiscal year our balance sheet reflected stockholders’ equity of $1.030 billion and net working capital of $401.5 million. Our total debt at year-end was $10 million and our total debt-to-cap ratio was less than 1% at the end of the year. For the year we spent $160.8 million on CapEx improvements and we paid $31.1 million in dividends.

CapEx included $50.6 million in Palestine. For fiscal 2015 our interest expense was $2.1 million, a decrease from the $2.6 million for last year and reflects our lower outstanding debt. Our effective tax rate was 35.4% and going forward we’re modeling 35.9%.

We now expect our CapEx for construction and maintenance during fiscal 2016 to be $203 million. And we’ll fund that with cash on hand, internally generated working capital cash flows from operations and as needed liquidity provided by our revolver. Of that total $139.7 million will be spent on the new complex in St. Pauls.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

The Company has the $750 million unsecured revolving line of credit of which $732.8 was available to us at October 31. Our depreciation and amortization during fiscal 2015 was $74.7 million and we expect approximately $84.5 million next year as we begin operations in Palestine and begin depreciating those new assets. We’re modeling $20.3 million in depreciation for the first quarter, $21.4 million for the second quarter, $21.4 million for Q3 and then $21.3 million in Q4.

With that, Joe, that’s my report. And we’ll turn it back over to you for a discussion of what we’re looking at in 2016.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Our feed grain costs during fiscal 2015 were significantly lower than during 2014 and we expect even lower costs during fiscal 2016. If we had locked in prices for all of our needs for fiscal 2016, including what we have already priced, at current values that is if using the Chicago Board of Trade contract prices for current and future needs as of close last night, our cash cost for grains during fiscal 2016 would be $53.6 million lower than during fiscal 2015.

That number is larger than we discussed at our investor conference in October as market prices for both corn and soybean meal have moved lower. We will also benefit from lower basis paid per bushel of soybean meal purchased during fiscal 2016 and have actually priced much of our meal basis for the full fiscal year.

I will share a few things we’re watching closely as we start the new fiscal year. First, next event that will impact grain fundamentals will be the quality and the quantity of the South American crops, so we’re keeping one eye on South America. As of today the corn and soy crops in Brazil and the rest of South America are progressing nicely.

Second, we will be carefully watching the planning intentions report this coming March. Most believe corn acres will increase in 2016. We will closely watch that report.

Third, we will of course watch chicken production numbers. While depleted breeder flocks constrained production numbers during much of 2014 breeder flocks were definitely rebuilt during 2015. We have seen pullet placements trend higher all year, especially through the fall, and the number of hens projected to be in production next spring represent an estimated 7.8% increase over 2015.

While we are uncertain of the exact number, we believe a majority of the additional hens will be needed to produce hatching eggs for the export market. In any event the breeder flock has been rebuilt. While the breeder flock is larger egg sets have been lower than a year-ago numbers the past few weeks.

Those lower egg sets represent production in January and February. And it appears some in the industry are responding to the market weakness we have seen this fall. Whether or not this trend continues will depend on chicken markets as we start the new year.

If export markets return and chicken markets improve we believe the industry has a breeder flock at its disposal that could produce 1% to 2% more head in 2016. Whether or not it does so will depend on the market.

Finally, we will focus our efforts on Palestine and work to get that new complex to full production which we now expect to happen by August. And we’ll continue construction of our new complex in St. Pauls North Carolina.

While short-term fundamentals for our fiscal 2016 appear challenging in the big bird market I remain optimistic for an focused on the long term. Our balance sheet is strong and we are essentially debt-free and the Company is in a position to continue our growth strategy.

The new complex in St. Pauls demonstrates our optimism and confidence in the long-term success of Sanderson Farms and our industry. The new complex will add value for our investors, opportunities for our employees and high-quality products for new customers.

We are committed to continue to grow our Company beyond St. Pauls as well, to add more value for our shareholders and new opportunities for our employees and I am ready to do that. No matter the market conditions we will continue to focus on those things we can control and manage the others as best we can.

With that, we will now take your questions.

QUESTION AND ANSWER

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Operator

(Operator Instructions) Ken Goldman, JPMorgan.

Tom Palmer - JPMorgan - Analyst

Hi, it’s Tom Palmer on for Ken. Thanks for taking my questions. I wanted to go back first to your outlook on feed pricing.

You did mention that they’ve come down and that was your view, especially on soybean meal coming out of the investor conference couple of months back. From where you stand today, do you see more downside to pricing or do you think that this is a good time to be locking in your feed cost?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We think there’s a bit more downside, not very much on meal, but you know nobody knows that. But as of last night, we own about half of our soybean mills through July. When we got down below $280 a ton we became buyers and actually filled some orders last night in the overnight market.

And we think there’s another, when Argentina devalued the peso that knocked another $2 or $3 off of it and the values look good. They’re running $30 and $40 and $50 a ton cheaper than a year ago. And that with a better basis buy that looks like a good value to us.

Corn on the other hand at $3.68 or so I believe this morning is about $0.10 a bushel higher than it was in at a good point in December. And we’re going to wait until after the first of the year and see what it looks like after the first of the year on corn.

Tom Palmer - JPMorgan - Analyst

Thank you for that. One follow-up.

You mentioned Urner Barry, your pricing tends to run a little bit below it in this market environment. In recent weeks have you seen it firming up at all? I mean we’ve seen just from Urner Barry a little bit incrementally positive on the commentary.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, the week or two before Christmas is not a good time to evaluate markets. Tenders and wings are moving up right now. They are firmer.

For us we’re in our cutbacks, so the market is firm for us but it’s not firm for the industry I don’t think. We believe as soon as Christmas is over all the markets are going to move up.

We’re actually short next week. But that is we’re in our cutback mode so that’s not really a good indicator. But we believe the week after Christmas boneless breast is going to move possibly probably to Georgia dock and we feel pretty good about the markets the week after Christmas.

Tom Palmer - JPMorgan - Analyst

Okay, thank you.

Operator

Farha Aslam, Stephens Inc.

Farha Aslam - Stephens Inc. - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Hi, good morning. A question about demand. Have you seen any changes in retail demand as pork and beef prices have come down in the last few weeks?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

No, this is Lampkin. Good morning. Our retail demand is a little soft but it’s mainly due to the holidays.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Turkeys.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Turkeys and hams for Christmas. What we’ve seen at retail is continued excellent demand for chicken other than the holiday stuff.

We’re competing against cheaper features for beef and pork both but we are still getting plenty of chicken features. So we haven’t seen any change.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

The retail price of beef and pork has really not come down appreciably. The grocery stores are maintaining their margins on beef and pork.

They are not taking their price down on beef and pork, so that’s one reason the Georgia dock is staying as high as it is. There’s not additional volume of chicken either and that space and at retail, and that’s another reason Georgia dock is staying where it’s staying.

Farha Aslam - Stephens Inc. - Analyst

And that leads to my follow-up on Georgia dock. Georgia dock pricing has been very firm and it’s actually now poised to tick up. Could you share with us your outlook on Georgia dock pricing for the next year?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We think it’s going to remain pretty close to what it did in 2015. We think it’s going to be firm and there is not additional volume in that market space. Our outlook is good for the Georgia dock and for retail chicken sales.

Farha Aslam - Stephens Inc. - Analyst

Great. And my final question is on the export market. Could you share with us your outlook on the recovery in exports and your thoughts on leg quarter pricing?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

We think that the export markets are going to improve next year if we continue to be free from avian influenza. We haven’t had any show up yet and we’re seeing a number of countries that have lifted the bans. Those countries that have lifted the bans we hadn’t gotten orders from the countries yet.

They announced that they’re going to lift the ban and then they have to go through the paperwork between their government and the USDA. But we’re expecting that to happen after the first of the year. So we think the next move there is up barring a return of AI.

Farha Aslam - Stephens Inc. - Analyst

Great, thank you very much.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Operator

Michael Piken, Cleveland Research.

Michael Piken - Cleveland Research Company - Analyst

Yes, hi, good morning. I just wanted to circle back a little bit more on the production numbers for next year and you had talked about a headcount increase of potentially 1% to 2% if markets improve. If things sort of stay static we get a little bit of a seasonal rebound in pricing, like what is sort of your baseline forecast for both number of head and total pounds for the industry in 2016?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’re basing that number – we’ve backed into that – if you look at the hens that are out there and then look at the number of eggs being exported it would say that there are no hens available for that 1% or 2%. But we believe those egg numbers may be off a little bit, so we do believe there could be 1% or 2% more head available.

We don’t believe there’s going to be a lot more weight gain next year. We think most of the weight gain has already occurred. We don’t believe you’re going to see the weight gains that you saw in 2015 again in 2016.

We think that’s pretty much done but we do think you could see 1% or 2% more headcount. And I’m inclined right now to say it’s closer to 1% because big bird deboning has actually cut – we think all this cutback is in big bird deboning. And you’re going to continue to see that until margins return and they are not there right now.

$0.15 leg quarter and $1.08 boneless breast which we think is going to move but it’s going to take a while for egg sets and then production to catch up. So the first quarter at least the first calendar quarter it’s going to be lower than 2015. So we believe 1% to 2% with very little weight gain next year.

Michael Piken - Cleveland Research Company - Analyst

Okay, that’s helpful. Shifting gears, just wanted to and I appreciate the color regarding the SG&A expenses.

If you could just remind us about when some of the ESOP and management bonuses kick in. At what earnings level or returns do you guys need before those bonuses start to accrue and how should we be thinking about that?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Yes, good morning Michael, this is Mike. As you know all of our salaried employees earn up to 25% of their salary in a bonus if we achieve certain earnings per share targets. Those targets are set by our Board in January but they are based off a 20% return on average equity and we ran that math this morning.

You’re looking at a top level of the bonus award program which is going to be around $10.50 a share. This year it was $9 a share. Last year it was $8 and change.

So obviously as our equity has grown those targets increase. So you’re looking at probably right at $10 back a share at the midpoint and $10.50 at the top.

Now the ESOP is different. The ESOP, the Board looks at profitability and looks at other obligations of the Company and puts all that together in October and makes a decision about the ESOP. But it has typically been right at 4% of our gross profit.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

4.5%.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Yes, $4, 4.5%.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But you won’t see any of that until the third quarter. Third quarter.

Michael Piken - Cleveland Research Company - Analyst

Okay, that’s helpful. Then I guess just lastly as you think about what happens if some of these export markets reopen, what product is going to be eligible to be exported? Will it be chicken that’s been sitting in the freezer during the AI?

My understanding is that product would not be eligible, it would only be product eligible for chickens slaughtered after a certain date. But maybe you could walk us through what product and how quickly we could see a recovery in leg quarter pricing if some of these markets reopen. And then I will pass it on.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We had not heard that but it wouldn’t matter. What’s sitting in the freezer is the overage of what’s in the freezer is only about six boatloads of product. So what’s sitting in the freezer is not a big deal.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

If these countries open there are other countries taking product now so the product that’s in there will have other countries to go to. If the countries start opening up it’s going to – I don’t think there will be a problem getting product out of the freezers into the export market.

Michael Piken - Cleveland Research Company - Analyst

Okay great. I will pass it on. Thanks.

Operator

(Operator Instructions) Ken Zaslow, Bank of Montreal.

Ken Zaslow - BMO Capital Markets - Analyst

Good morning everyone. Just a couple of questions.

One is so just to make sure I understand the production and headcount and weight, so you’re assuming that for 2016 total production for the industry would be up, will be somewhere between 1% and 2% including weight. 1% on head weight and maybe a little bit extra on weight is kind of what you’re thinking?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Ken Zaslow - BMO Capital Markets - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Okay and when you were talking about the outlook for corn and soybean I was actually surprised that you didn’t say anything about South America. I guess why would you not expect the pressure from South America to continue to put pressure on soybean meal as well as corn? But you left that out, I don’t know if it was a –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, no, we do believe that. That’s what we think South American, the crop in South America has put pressure on and will continue to put pressure on. But we think I mean we were looking at $300 meal and now we think maybe $265 is the bottom on US meal.

There have been two events that have occurred. One is a reduction in taxes on sales of South American beans and the other is the devaluation of the Argentine currency that occurred this morning. Those two events have put pressure on US meal and then right now favorable weather in South America have put pressure on the US crop, a bumper crop so far.

Now if that weather were to change or in the planning intentions if 2 million acres don’t get planted in the US that could change on a dime. So that’s why we started buying.

Ken Zaslow - BMO Capital Markets - Analyst

Okay. Then did you give us a heads up of how you’re thinking about the upcoming quarter in terms of margins? Because it sounds like you’re trying to say –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

What quarter?

Ken Zaslow - BMO Capital Markets - Analyst

The upcoming quarter. Not the one that – the next – the one that we’re in right now.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, What do you want me to do, give my opinion?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Yes, any color on what you think margins –

Ken Zaslow - BMO Capital Markets - Analyst

Yes because it sounds like big bird, and on top of that can you just give a sense of the stuff between big bird, small bird and medium-size bird? And will there be some sort of normalization among them?

Just a lot of color on that. I think there’s been a lot of discussion about that now.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Retail is good. I don’t know anything about small bird but I would assume it was okay. I think in Agristats at least half, in the October at least half of the participants in big bird were in red, the ones that were not were probably flat priced and that will be over in December.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

I can tell you that $1.08 Urner Barry and a $0.15 leg quarter does not work. It’s not a devastating thing but it’s not pretty but it’s not a good place to be. So that’s about as much color as I can handle right now.

Ken Zaslow - BMO Capital Markets - Analyst

All right I appreciate it. Thank you.

Operator

Adam Samuelsson, Goldman Sachs.

Jason Fraprie - Goldman Sachs - Analyst

Hi yes, this is Jason on for Adam. I guess on the big bird margin profile can you just talk a little bit, you were saying earlier that margins are close to breakeven there.

Can you talk a little bit about the spread between the different quartile producers and where you guys fall there? And where you would think the majority of the production cuts would be coming from that? Thanks.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

In big bird deboning we have most of our plants are not flat priced. We have one plant that has most of its product flat priced. That plant is doing pretty well.

The other five plants are on the market. Those plants are not doing well. There’s no formula – it doesn’t matter how good you are growing the chicken or processing and yielding the chicken when you’re selling boneless meat at $1.08 minus and a $0.15 leg quarter that formula does not work.

So it’s just not a good place to be. We do really well growing the chicken and really well processing and yielding but that doesn’t matter when you’re selling product on a market basis right now.

Jason Fraprie - Goldman Sachs - Analyst

Okay. I guess on that front if you think about it from a longer-term perspective on the cost side, like what are from a cost perspective what are the spreads on maybe a per pound or a per bird difference between the top 25% producers and the bottom 25%?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

On the cost side? Well it’s normally runs $0.10 a pound between the good and the best and the worst.

Jason Fraprie - Goldman Sachs - Analyst

Okay, fair enough. Thank you.

Operator

Francesco Pellegrino, Sidoti & Company.

Francesco Pellegrino - Sidoti & Company - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Good morning, guys. I think it was Lampkin that was addressing some of the questions from Farha but when you guys started talking about some of a little bit about the international market outlook and how you see some of these countries potentially lifting the ban next year, is this more of a second-half calendar 2016 event as compared to maybe in the first half of 2016?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

I think it will be first-half 2016 as long as we don’t have an avian influenza return. These countries, the countries that have lifted the bans I would think they’ll start buying product in January.

Francesco Pellegrino - Sidoti & Company - Analyst

Some of these countries that have lifted the bans I’ve noticed have been some of the smaller buyers. Could it be considered that these guys have maybe been a little bit premature in their actions?

I know when we looked at when the avian influenza outbreak occurred it was May. I would think that a majority of these countries would at least wait until the birds start migrating back north and the theory is that they start migrating north they are a little bit weaker, they are more susceptible to getting the virus and also spreading the virus.

Just thinking that it might be a little bit later on in 2016 than the first half and that maybe some of these countries have been a little bit too overanxious in their actions. Just wondering if you had any commentary on that?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Well, the last outbreak was in June and normally these countries wait 90 days and after 90 days they’ll reopen. So it’s been six months so they’ve had plenty of time.

Your point is well taken. They could wait and see the full migration but the fact that they’ve lifted the ban now makes me think that trade will begin.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You still have other headwinds like Lampkin said beyond avian influenza and it’s affecting not only us but other proteins as well. The currency, the strength of the dollar is a significant headwind.

Angola is not buying product because of the price of oil and then Russia and China are not buying because of political reasons. It’s more than avian influenza. It’s going to be a task regardless.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

There is one other thing about the bird flu. The countries that have lifted the ban if we did have some outbreaks of the bird flu, they could ban just a county or a state instead of the whole country.

There’s been a lot of APHIS has worked with each of these countries to convince them they should regionalize and not ban all the United States. So that’s another thing that could –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We think that may happen this time around if we do have another outbreak. But it will be regionalized with a lot of these countries rather than banning the whole United States.

Francesco Pellegrino - Sidoti & Company - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

All right. That was helpful. I just want to touch on one other thing and then I will pass it along in the queue.

Joe, you were talking about I guess less than ideal leg quarter and boneless breast meat pricing and the last time we saw live inventory adjustment was back in 2011. When I start thinking about a live inventory adjustment, should I be thinking about it on a cutout part of the bird or about or of the bird in its entirety?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It’s the whole bird, I mean the whole cutout you have to look at. Those are the primary, I mean that’s 90% of the chicken, though, when you take the leg quarter and the breast are most of it.

The only major part left is the wing. But we go through that exercise every quarter. We did for this quarter and it didn’t warrant an adjustment to inventory.

Francesco Pellegrino - Sidoti & Company - Analyst

When you went through the exercise this quarter could you maybe tell us how many pennies above –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, you’re digging too deep now.

Francesco Pellegrino - Sidoti & Company - Analyst

Okay, you can’t knock me for trying but I appreciate it.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Good try. The most important thing is to tell you is it didn’t warrant an adjustment to our inventory.

Francesco Pellegrino - Sidoti & Company - Analyst

But it was closer than it was –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Absolutely.

Francesco Pellegrino - Sidoti & Company - Analyst

A lot closer.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Absolutely.

Francesco Pellegrino - Sidoti & Company - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Okay I appreciate it. That’s it for me.

Operator

Brett Hundley, BB&T Capital Markets.

Brett Hundley - BB&T Capital Markets - Analyst

Hey, good morning guys. I just want to go back to a question before on trading values or prices relative to the UV. Maybe another way to ask it would be do you guys expect that trading values in Q1 in your fiscal Q1 can be better or tighter I guess I should say relative to values depressed levels that we saw in fiscal Q4?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No. You had decent prices in August in the first two weeks of September. After that November and December prices are $1.11 breast and $0.15 leg quarters all of November and all of December.

Now we think we’re going to get improved prices in January. But our first quarter is not going to be better than the fourth quarter.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. And then on Palestine you guys mentioned, Joe I think you mentioned you don’t expect full production until August. Now it had been May, at least what I remember –

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That’s correct. You’re right.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. Can you just go through reasoning for that?

I know Pico has been delayed. Is it reasoning similar to the Pico issue or is it something else? Just wanted to get color on that?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t know why Pico – do you know why Pico – ours is rain primarily. We were delayed in getting houses built at the beginning when we started up because of rain in Texas. We got all the houses committed.

The sign-up was very rapid, very easy getting our growers out there. And we knew that before we started we had done an analysis like we always do and we knew there were plenty of growers. We signed up the growers and then we got behind because of rain in Texas at the very beginning and it’s just delayed us.

Now we could, frankly we could meet the May deadline but if we did meet the May deadline we would be down to a seven-day layout period and we decided that with the market the way it was we didn’t need to rush to get ramp the plant up fast. We didn’t need to do that. So we decided to stay at a 14-day layout, get the houses built and just stay at a 14-day layout until we got all our houses built.

Now it started raining again, it started raining again in Texas this winter. Normally that area gets about 40 inches of rain a year. It’s like Bryan, College Station, Waco and Palestine that’s normally a 40 inch, last year they got over 60 inches of rain, and we just got behind from the beginning.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

But we have plenty of labor out there, plenty of chicken houses. I don’t really know about Pico. I do know they are way behind but we’re about 90 days behind and it’s because of rain.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

And Brett, I know we’ve talked about this before but that startup in Palestine has been as good as any plant we’ve ever opened.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It’s been spectacular. It’s been spectacular.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

And every grower is committed. We just don’t have the houses built yet.

Brett Hundley - BB&T Capital Markets - Analyst

Okay.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And there’s another thing, the construction crews we normally have 12 to 15 people on a construction crew that contractors have built for us, out there because of the labor market they are running seven and eight people per crew. So it’s taking a little longer to build a house as well.

That’s not as big a factor as the rain but it’s a factor. It’s taking a little longer to build a farm. So those are two factors.

Brett Hundley - BB&T Capital Markets - Analyst

I appreciate the comments. Just two others for me.

Joe, you’ve made some comments previously about the type of asset growth that you want to see over time and where you’d like to see assets. And certainly Mike or Lampkin if you want to chime in on this, too.

But with your balance sheet here you know you’re going to have ongoing favorability beyond St. Pauls even. And just wanted to get a sense of with your market outlook being what it may be, can you talk a little bit more about the buy versus build decision?

I think maybe some people out there might like to see you buy in this type of environment potentially if you’re going to use your balance sheet. And I was just curious if the buy option is there for you potentially and if you would rather move that way instead of a build or what your view might be?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We are fairly familiar with all the assets that are out there. I think I would take one of our new complexes over any of the assets that we know that might be available based on the condition of the assets, the environmental quality of the assets, the geographic location of the assets, the labor availability, all those things.

There are 50 things that we look at when we build a complex and when you consider all of those things we just think what we’ve put together is better than what we could buy. Now if something were to come up you betchya we’d do it in a heartbeat. But we don’t know of anything that’s available that would match what we could build and we’re absolutely looking at locations right now beyond St. Pauls.

Brett Hundley - BB&T Capital Markets - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Okay, that’s very clear. I appreciate it. And then if I could just slip in one quick one I will yield the floor.

I’ve heard some larger grocers have taken a tougher stance on contracting for 2016 and that some smaller chicken producers have been maybe more willing to step up and take on lower pricing for market gains. Have you guys seen this? Is in material at all?

Is it something to be not worried about but is it something for us to be cognizant about? If you could just talk to that. And again I will yield the floor, thank you.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You bet.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

I don’t think it’s material. We’ve been through I guess half a dozen contract renegotiations with retail. You’re talking about retail grocery stores?

Brett Hundley - BB&T Capital Markets - Analyst

Yes sir.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Yes. I would say one of those was more competitive than normal but the others were very much like what we’ve seen in the last two years.

Brett Hundley - BB&T Capital Markets - Analyst

Thanks, Lampkin.

Operator

Andrew Hendel, Beach Point Capital.

Andrew Hendel - Beach Point Capital Management - Analyst

Good morning and thank you for taking my question. I was just wondering why was there such a disparity between Georgia dock whole bird prices and boneless chicken prices. Shouldn’t there be greater correlation between the two?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It’s two different market segments. The Georgia dock is primarily retail grocery stores and there’s been no appreciable new production in that market since we built the Kinston processing plant. That was the last addition, that was 2011, when any additional volume went into that market segment.

On the other hand in the big bird market arena there was probably 8% more product added to that market because of additional pounds, the additional head at Palestine and the backup in the export arena. So they’re two totally different markets and particularly big bird got a lot more pounds put in last year.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

And just the supply-demand dynamics of those two different market segments can move as we’ve seen since 2008 in opposite directions.

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, and beef. The shortage in beef showed up particularly in the grocery store.

Andrew Hendel - Beach Point Capital Management - Analyst

Great, thanks. That was it.

Operator

Jeremy Scott, CLSA.

Jeremy Scott - CLSA Americas, LLC - Analyst

Hi, good morning guys. I just wanted to dig in a little bit on the supply picture.

First in the last couple of months if I use your model and I back out into layers for domestic production, isolate those hens, I get them up plus 2% in September, October, and yet I have egg sets down 1% to 2%. What explains that? Is it egg breaking or is it something else?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think that’s what it is. We dump ours excess eggs, when we go through a cutback like we do for our fall cutback and holiday cutback they just get dumped. We think that’s what people are doing.

Jeremy Scott - CLSA Americas, LLC - Analyst

Right. And then when you mentioned earlier looking forward 9% increase in pullet placements, you think that’s explained away by an increase in hatch eggs exports. That implies that you’re going to see another leg up in hatch exports, correct?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, actually every bit of if you look at the USDA numbers on hatching egg exports, what is out there right now will account for every bit of that.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Every bit of the additional pullets. If you look at the 8 million dozen eggs in October 2015 that went into the export market, when you back into the number of hens it would take to produce those eggs that’s 9.4% of the current laying flock. It’s a significant number.

And it went up a good bit in October versus September. Now at some point those comps become a little more difficult, Jeremy, but we still think a significant number of these pullets are going to be devoted to that.

Jeremy Scott - CLSA Americas, LLC - Analyst

I guess that was my question. We’re already seeing the mismatch now, if I back out September was the biggest comp, so if I back out into layers for domestic production I get those up 2% in September, October. So the increase going forward is the comps become tougher, so the 9% increase if we’re not getting another leg up in hatching exports how do I match those two together?

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

I think you’re right through the fall is that 2% number which is what Joe was saying he’s looking for in 2016. Now if the pullet placements continue to go up 8% and 9% a month which I don’t think they will then you’ve got to start scratching your head a little bit.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t think you have the process capacity.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Right, I don’t either. I think it will level off. Now if it doesn’t, Jeremy, then we’ve got another conversation to have because I don’t know.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Don’t know where you’re going to put them.

Jeremy Scott - CLSA Americas, LLC - Analyst

I wanted to follow up on some of the retail demand question. We’re starting to see a little bit of softness in restaurant traffic and I think that was probably somewhat a contributor to the decline in the big bird margins in addition to the oversupply.

But Georgia dock has been resilient. If we see consumer spending continue to soften would you expect retailers to start cutting prices in beef and pork or increase their featuring? And if they do that is there an elevated risk that retail tray pack margins could follow big bird margins down?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t see that happening at the grocery store. I mean if they are not going to eat out they are going to go to the grocery store. And the trend since 2008 has definitely been traffic in the grocery store.

People have been buying more product at the grocery store the whole time. What they haven’t been doing has been going out to eat.

We definitely saw except probably for the first six months of 2015 where we did see an increased traffic at foodservice. It slowed down in September, October, have you gotten anything in November?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Preliminary numbers are soft. So it’s going to be soft.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It slowed down September, October, November.

Jeremy Scott - CLSA Americas, LLC - Analyst

I guess my question really is about the spread between beef, pork and chicken. Can we get to a more normalized level?

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Because right now retail margins on beef and pork are some of the highest they’ve ever been. Does that normalize or do you think they will hold those margins for the remainder for the next six months?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think it’s going to hold – I think they are going to hold it as long as they can. Nobody was expecting beef prices to be where they are right now, carcass prices.

And I’m surprised where they are frankly. I know they are more pounds because the carcasses are higher but the headcount on cattle are not supposed to be high in 2016.

They are not supposed to be a lot more head of cattle processed. I don’t know what it’s going to take to get out of this on cattle.

They are backed up a little bit on exports and so is pork. I guess it’s the dollar that’s doing it to them but I think this is a bad time to be evaluating all that.

Jeremy Scott - CLSA Americas, LLC - Analyst

And then just lastly on your capital strategy, I know you have $200 million set aside for your plant expansion. What is your take on share buybacks?

I know you did $55 million this year. Is that in the budget for next year with your shares are trading at pretty depressed levels at this moment and you have a good outlook for 2016?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, you know when we do our math, our calculation for share buyback and compare that to a plant to buy back our math says you’ve got to the stock has got to be in the 40s to match the return of a new complex. So at $75 or $74 it says build a plant, build a complex.

So we made that other buyback because we didn’t want to dilute and we’ll do that again on our performance shares. When that stock gets up to a certain point those shares get up to a certain point that we award through our incentive programs we’re going to buy that back. That’s what we did – how many shares did we buy?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

we’ve bought back 700,000.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And when that float accumulates again we’ll do that again.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

And Jeremy, you know we go through that math and I think you and I have talked about this but when we go through that math we look at you can spend $150 million and add 15% capacity to the Company and even though $74 may appear to be a really good price for the stock to buy that back you spend the same money and you’d only get 8% of the Company back when you can add 15% more capacity. And we like that, it’s worked, we’ve been able to create some value for our shareholders doing that and we just like putting it back into the Company. That doesn’t mean the Board doesn’t look at all of its options of course.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We do.

Jeremy Scott - CLSA Americas, LLC - Analyst

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DECEMBER 17, 2015 / 04:00PM GMT, SAFM - Q4 2015 Sanderson Farms Inc Earnings Call

Got it. Thank you.

Operator

At this time there are no other questions in queue. I will turn it back to Mr. Sanderson for any closing remarks.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Good. Thank you all for joining us this morning and we’ll look forward to our next conference call. Merry Christmas and happy Hanukkah to each one of you.

Operator

That does conclude today’s conference call. We appreciate your participation.

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